Exhibit 99.1

FOR IMMEDIATE RELEASE

PARLUX RECEIVES EXTENSION FROM

NASDAQ LISTING QUALIFICATIONS PANEL

FORT LAUDERDALE, FLORIDA, April 11, 2007.  Parlux Fragrances, Inc. (NASDAQ: PARL) announced today that, as previously reported, Nasdaq notified the Company that a condition to the continued listing of the Company's common stock on Nasdaq was a requirement to file with the Securities and Exchange Commission by March 31, 2007 the Company's delinquent Forms 10-Q for the quarters ended September 30, 2006 and December 31, 2006.  The Company filed its Form 10-Q for the quarter ended September 30, 2006 on March 30, 2007, but did not file its Form 10-Q for the quarter ended December 31, 2006 by the March 31 deadline.  The Company requested a brief extension from Nasdaq until April 16, 2007 to file this Form 10-Q, which request was granted on April 9, 2007.  The Company expects to be able to file the Form 10-Q for the December 31, 2006 quarter by April 16, 2007 and thereby maintain its Nasdaq listing.

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.  It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to introduce new products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility.  Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc. (954)316-9008

CONTACT:

Neil J. Katz, CEO Ext. 8116

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